UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): June 24, 2005

APPLE REIT SIX, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-51270	20-0620523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Apple REIT Six, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated June 24, 2005 and filed (by the required date) on June 28, 2005 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired

The below financial statements refer to a group of 19 hotels held by 16 entities. The purchase contracts for these entities are related through a master purchase contract. As of the date of this report, purchases have been completed for entities holding 12 hotels (including the five hotels discussed in the Form 8-K being amended by this report). The inclusion of the financial statements, which refer to all 19 hotels based on the relationship established by the master contract, should not be construed as an assurance of any additional purchases in connection with the master purchase contract.

(b) Pro forma financial information

The below pro forma financial information pertains to the group of hotels referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

(c) Exhibits

None.

Independent Auditor’s Report

To the Members of

Blumberg Acquisition Hotels

We have audited the accompanying combined balance sheets of Blumberg Acquisition Hotels, as of December 31, 2004, 2003 and 2002, and the related combined statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Hotels’ management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Blumberg Acquisition Hotels, as of December 31, 2004, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 8, in June 2005, the investment in Hotels was sold.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia

May 6, 2005, except for Note 8 as to which the date is June 14, 2005

Blumberg Acquisition Hotels

Combined Balance Sheets

December 31, 2004, 2003 And 2002

	2004	2003	2002
Assets
Investment in hotels, net of accumulated depreciation of $13,048,284, $10,544,503, $8,400,540, respectively	$52,348,323	$42,271,436	$39,722,345
Construction in progress	1,712,045	837,370	112,154
Cash	5,002,821	6,255,585	5,716,606
Accounts receivable - trade	353,485	144,912	164,445
Due from affiliates	2,114,610	1,092,643	1,064,307
Restricted funds held for:
Taxes, insurance and replacement reserve	677,547	1,000,725	378,159
Collateral reserve	678,000	560,000	560,000
Prepaid expenses and other current assets	465,014	271,790	425,250
Franchise fees, net of accumulated amortization of $147,152, $119,544, $95,596, respectively	621,652	408,426	382,304
Loan Origination Costs, net of accumulated amortization of $528,014, $389,809, $286,834, respectively	1,031,981	793,851	791,574

Total assets	$65,005,478	$53,636,738	$49,317,144

Liabilities And Members’ Equity
Liabilities:
Mortgages payable	$59,127,899	$51,161,428	$48,946,790
Due to affiliates	1,159,393	1,048,045	248,200
Accounts payable and accrued expenses	1,885,683	1,065,530	763,427

Total liabilities	62,172,975	53,275,003	49,958,417
Commitments and Subsequent Event	—	—	—
Members’ Equity	2,832,503	361,735	(641,273)

Total liabilities and members’ equity	$65,005,478	$53,636,738	$49,317,144

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statements Of Income

Years Ended December 31, 2004, 2003 And 2002

	2004	2003	2002
Revenues:
Suites	$25,622,677	$21,286,824	$18,036,547
Other	833,471	781,208	643,629

Total revenues	26,456,148	22,068,032	18,680,176

Expenses:
Operating	6,456,523	5,735,115	5,061,344
Hotel administration	1,574,001	1,315,805	1,024,675
Sales and marketing	97,969	108,310	90,053
Utilities	1,328,777	1,237,223	1,047,025
Repairs and maintenance	1,343,336	1,265,703	1,140,001
Management and franchise fees	3,386,201	2,774,481	2,308,426
Taxes, insurance and other	2,168,694	2,052,714	1,702,501
Depreciation and amortization	3,155,592	2,616,960	2,308,404

Total expenses	19,511,093	17,106,311	14,682,429

Operating income	6,945,055	4,961,721	3,997,747
Interest income	45,829	50,324	42,997
Interest expense	(2,955,175)	(2,934,757)	(2,575,680)

Net income	$4,035,709	$2,077,288	$1,465,064

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statements Of Member’s Equity

Years Ended December 31, 2004, 2003 And 2002

	2004	2003	2002
Beginning Balance	$361,735	$(641,273)	$(1,806,337)
Net income	4,035,708	2,077,288	1,465,064
Contributions	—	985,628	—
Distributions	(1,564,940)	(2,059,908)	(300,000)

Ending Balance	$2,832,503	$361,735	$(641,273)

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Combined Statements Of Cash Flows

Years Ended December 31, 2004, 2003 And 2002

	2004	2003	2002
Cash Flows From Operating Activities
Net income	$4,035,708	$2,077,288	$1,465,064
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,155,592	2,616,960	2,308,404
Loan costs written off	11,205	—	36,976
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(208,572)	19,533	104,414
Prepaid expenses and other current assets	(193,222)	153,460	(139,970)
Increase (decrease) in:
Accounts payable and accrued expenses	820,153	302,103	(34,383)

Net cash provided by operating activities	7,620,864	5,169,344	3,740,505

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(6,480,243)	(1,809,226)	(2,195,433)
Franchise fees	(213,226)	(26,122)	(4,728)
Net advances to affiliates	(1,021,967)	(28,336)	(427,907)
Net (increase) decrease in restricted funds held	205,178	(622,566)	(273,310)

Net cash used in investing activities	(7,510,258)	(2,486,250)	(2,901,378)

Cash Flows From Financing Activities
Proceeds from notes payable	2,241,882	11,227,957	6,006,419
Principal payments on notes payable	(1,913,529)	(13,095,362)	(1,798,976)
Net proceeds from (payment to) affiliates	111,348	799,846	(344,800)
Loan origination fees	(238,130)	(2,276)	(205,995)
Equity funding	—	985,628	—
Distributions	(1,564,940)	(2,059,908)	(300,000)

Net cash provided by (used in) financing activities	(1,363,369)	(2,144,115)	3,356,648

Net increase (decrease) in cash	(1,252,763)	538,979	4,195,775
Cash:
Beginning	6,255,585	5,716,606	1,520,831

Ending	$5,002,822	$6,255,585	$5,716,606

Supplemental Disclosure of Cash Flow Information
Cash payments for interest, including capitalized interest	$2,587,818	$2,949,539	$2,955,175

Supplemental Schedule of Noncash Investing and Financing Activities
Property and equipment financed by notes payable	$7,638,118	$4,082,043	$5,141,434

Capital assets purchased included in accounts payable	$483,701	$—	$—

See Notes To Combined Financial Statements.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business: The accompanying combined financial statements present the financial information of the following Hotel properties (the Hotels):

Blumberg – Dothan Hotel II, LLC is an Alabama limited liability company which was formed on November 3, 1995, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Dothan, Alabama became operational in October 1996, when the management agreement became effective and the hotel commenced operations.

Davis Highway Motel, Inc. is a Florida corporation, which was formed on April 14, 1994, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Pensacola, Florida became operational in June 1995, when the management agreement became effective and the hotel commenced operations.

RI – Lakeland, LLC is a Florida limited liability company which was formed on March 10, 2000, for the purpose of acquiring land developing a Residence Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Lakeland, Florida became operational in October 2001, when the management agreement became effective and the hotel commenced operations.

Sunbelt – CAG, LLC is an Alabama limited liability company which was formed on September 29, 2003, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Albany, Georgia became operational in November 2004, when the management agreement became effective and the hotel commenced operations.

Sunbelt – CPC, LLC is a Florida limited liability company which was formed on April 26, 2004, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Panama City, Florida is under construction and has not commenced operations.

Sunbelt – FCF, LLC is a Florida limited liability company which was formed on February 15, 2001, for the purpose of acquiring land developing a Courtyard by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Valdosta, Georgia became operational in August 2002, when the management agreement became effective and the hotel commenced operations.

Sunbelt – FOF, LLC is a Florida limited liability company which was formed on December 13, 2000, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Orange Park, Florida became operational in June 1998, when the management agreement became effective and the hotel commenced operations.

Sunbelt – Huntsville, LLC is an Alabama limited liability company which was formed on July 1, 1999, for the purpose of acquiring land developing a Fairfield Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Huntsville, Alabama became operational in October 1999, when the management agreement became effective and the hotel commenced operations.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Sunbelt – Huntsville II, LLC is an Alabama limited liability company which was formed on February 25, 2000, for the purpose of acquiring land developing a Residence Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Huntsville, Alabama became operational in June 2002, when the management agreement became effective and the hotel commenced operations.

Sunbelt – IDA, LLC is an Alabama limited liability company which was formed on April 14, 2003, for the purpose of acquiring land developing a Hampton Inn & Suites by Hilton and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Dothan, Alabama became operational in December 2004, when the management agreement became effective and the hotel commenced operations.

Sunbelt – IPF, LLC is a Florida limited liability company which was formed on October 17, 2002, for the purpose of acquiring land developing a Hampton Inn & Suites by Hilton and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Pensacola, Florida is under construction and has not commenced operations.

Sunbelt – RCG, LLC is an Alabama limited liability company which was formed on August 12, 2002, for the purpose of acquiring land developing a Residence Inn by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Columbus, Georgia became operational in December 2003, when the management agreement became effective and the hotel commenced operations.

Sunbelt Hotels – Florida II, LLC is a Florida limited liability company which was formed on April 28, 1999, for the purpose of acquiring land developing a Springhill Suites by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Clearwater, Florida is under construction and has not commenced operations.

Sunbelt Hotels – Georgia, LLC is an Alabama limited liability company which was formed on February 9, 1998, for the purpose of acquiring land developing a Springhill Suites by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Savannah, Georgia became operational in June 1999, when the management agreement became effective and the hotel commenced operations.

Sunbelt Hotels Enterprises, Inc. is an Alabama “S” corporation which was formed on December 22, 1997, for the purpose of acquiring the following real estate properties: a Fairfield Inn by Marriott, located in Birmingham, Alabama which commenced operations in March 1995; a Courtyard by Marriott, located in Pensacola, Florida, which commenced operations in August 1997; a Fairfield Inn by Marriott, located in Tuscaloosa, Alabama, which commenced operations in November 1996; and a Courtyard by Marriott located in Tuscaloosa, Alabama, which commenced operations in September 1996. All of the properties are operated under a management agreement with LBAM - Investor Group, LLC (the Manager), which became effective when the hotels were purchased.

Sunbelt Hotels Properties II, LLC is an Alabama limited liability company which was formed on December 17, 1997, for the purpose of acquiring land developing a Springhill Suites by Marriott and operating the hotel under a management agreement with LBAM - Investor Group, LLC (the Manager). The hotel, located in Montgomery, Alabama became operational in December 1998, when the management agreement became effective and the hotel commenced operations.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

A summary of the Hotels’ significant accounting policies follows:

Personal assets and liabilities and members’ salaries: In accordance with the generally accepted method of presenting limited liability corporation and “S” corporation financial statements, the combined financial statements do not include the personal assets and liabilities of the members, including their obligation for income taxes on their distributive shares of the net income of the limited liability corporation or partnership nor any provision for income tax expense. The expenses shown in the combined statements of income do not include any salaries to the members.

Principles of combination: The accompanying financial statements of Blumberg Acquisition Hotels include the accounts of Blumberg – Dothan Hotel II, LLC, Davis Highway Motel, Inc., RI – Lakeland, LLC, Sunbelt – CAG, LLC, Sunbelt – CPC, LLC, Sunbelt – FCF, LLC, Sunbelt – FOF, LLC, Sunbelt – Huntsville, LLC, Sunbelt – Huntsville II, LLC, Sunbelt – IDA, LLC, Sunbelt – IPF, LLC, Sunbelt – RCG, LLC, Sunbelt Hotels – Florida II, LLC, Sunbelt Hotels – Georgia, LLC, Sunbelt Hotel Enterprises, Inc. and Sunbelt Hotel Properties II, LLC (collectively the Hotels). The Hotels are separate legal entities that share management and common ownership. All significant related balances and transactions have been eliminated in combination.

Revenue recognition: Revenue is recognized as earned, which is generally defined as the date upon which a guest occupies a room or consummation of purchases of other hotel services.

Concentrations of credit risk: The Hotels maintain their cash in bank deposit accounts, which at times may exceed federally insured limits. The Hotels have not experienced any losses in such accounts. The Hotels believe they are not exposed to any significant credit risk on cash.

Restricted funds: The Hotels are required to fund some of the various mortgage holders with sufficient funds, generally 4% of gross revenue, to cover the cost of replacements and renewals to the Hotel’s property and improvements. The mortgagors hold these funds in escrow in short-term money market securities on behalf of the Hotels until the funds are spent on capital improvements.

Accounts receivable: Accounts receivable is comprised primarily of trade receivables due from Hotel guests. An allowance for doubtful accounts is based on management’s estimate of the expected collectibility of these trade receivables. There is no allowance at December 31, 2004, 2003 and 2002. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered past due when any portion of the receivable balance is outstanding for more than 90 days. Interest is charged on trade receivables that are outstanding for more than 30 days and is recognized as charged. No interest has been charged to trade receivables during 2004, 2003 or 2002.

Investment in hotels: The investment in hotels is stated at cost. Interest and property taxes incurred during the construction of the facilities were capitalized and depreciated over the life of the asset. Costs of improvements are capitalized. Costs of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in operations.

Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The useful lives of assets are 39 years for buildings, 15 years for improvements and 5 to 7 years for furniture, fixtures and equipment.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies (Continued)

Valuation of long-lived assets: The Hotels account for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less costs to sell. No impairment losses have been recorded to date.

Franchise fees: Franchise fees are amortized on a straight-line basis, which approximates the effective interest method over the term of the agreement commencing on the hotel opening dates.

Loan origination costs: Construction loan costs are capitalized to investment in hotel property and are depreciated in accordance with the Hotels’ normal depreciation policies. Permanent loan costs are amortized using straight-line methods, which approximates the effective interest method, over the terms of the respective mortgages. Amortization expenses totaled $133,280, $126,533 and $128,877 for the years ended December 31, 2004, 2003 and 2002, respectively.

Income taxes: No federal or state income taxes are payable by the Hotels, and therefore, no tax provision has been reflected in the accompanying financial statements. The members are required to include their respective share of Hotels profits or losses in their individual tax returns. The tax returns, the status of the Hotels as such for tax purposes, and the amount of allocable Hotels income or loss, are subject to examinations by the Internal Revenue Service. If such examinations result in changes with respect to the Hotels status, or in changes to allocable Hotels income or loss, the tax liability of the members would be changed accordingly.

Sales and marketing: Sales and marketing costs are expensed when incurred. These costs represent the expense for franchise advertising and reservation systems under the terms of the hotel management agreement and general and administrative expenses that are directly attributable to advertising and promotion.

Estimates: The presentation of the financial statements requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2.	Investment in Hotel Properties

The following is a reconciliation of the carrying value of the investment in hotels at December 31, 2004, 2003 and 2002:

	2004	2003	2002
Land and land improvements	$8,847,734	$6,158,528	$6,158,528
Building and improvements	45,394,298	38,071,735	34,339,200
Furniture, fixtures and equipment	11,154,575	8,585,676	7,625,157

	65,396,607	52,815,939	48,122,885
Less accumulated depreciation	(13,048,284)	(10,544,503)	(8,400,540)

Investment in hotels, net	$52,348,323	$42,271,436	$39,722,345

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 3.	Mortgages Payable

Mortgages payable at December 31, 2004, 2003 and 2002 consist of the following:

	2004	2003	2002
Blumberg – Dothan Hotel II, LLC with GEMSA, secured by the investment in the hotel; term of 10 years and due April 2008; interest at 7.35%	$3,291,771	$3,367,393	$3,438,279
Davis Highway Motel, Inc. with GEMSA, secured by the investment in the hotel; term of 10 years and due May 2008; interest at 7.35%	2,774,264	2,837,431	2,896,646
RI – Lakeland, LLC with Regions Bank, secured by the investment in the hotel; term of 5 years and due November 2006; interest at the Commercial Base Rate (4.53% at December 31, 2004)	4,720,997	5,125,773	5,526,397
Sunbelt – CAG, LLC - Albany Dougherty Payroll Development Authority Taxable Revenue Bonds, Series 2004, $5,035,000 serial bonds due through July 1, 2024; interest at Weekly Rate, (2.46% at December 31, 2004)	5,035,000	—	—
Sunbelt – FCF, LLC with Regions Bank, secured by the investment in the hotel; term of 5 years and due October 2007; interest at LIBOR + 2.25 points (4.53% at December 31, 2004)	3,507,845	3,898,016	5,192,386
Sunbelt – FOF, LLC with GMAC secured by the investment in the hotel; term of 10 years and due February 2011; interest at 8.52%	3,235,680	3,282,305	3,325,849
Sunbelt – Huntsville, LLC with Regions Bank, paid January 2003	—	—	3,137,968
Sunbelt – Huntsville, LLC with Wachovia Bank secured by the investment in the hotel; term of 10 years and due January 2013; interest at 6.8%	3,063,632	3,113,171	—
Sunbelt – Huntsville II, LLC with Regions Bank, secured by the investment in the hotel; term of 6 years and due December 2007; interest at LIBOR + 2.25% (4.53% at December 31, 2004)	4,929,257	5,329,174	5,726,642
Sunbelt – IDA, LLC with Regions Bank, secured by the investment in the hotel; term of 4 years and due July 2008; interest at the Commercial Base Rate (5.5% at December 31, 2004)	4,845,000	—	—
Sunbelt – RCG, LLC - Development Authority of Columbus, Georgia Taxable Revenue Bonds, Series 2003, $5,000,000 serial bonds due August 1, 2023, interest at Weekly Rate (2.46% at December 31, 2004)	4,900,000	5,000,000	—
Sunbelt Hotels – Georgia, LLC with Regions Bank, paid January 2003	—	—	4,016,625
Sunbelt Hotels – Georgia, LLC with Wachovia Bank secured by the investment in the hotel; term of 10 years and due January 2013; interest at 6.8%	3,102,412	3,152,578	—
Sunbelt Hotel Enterprises, Inc. with GEMSA, secured by the investment in the hotel; term of 10 years and due May 2008; interest at 7.35%	11,892,501	12,164,123	12,418,793
Sunbelt Hotel Properties II, LLC with Regions Bank, paid January 2003	—	—	3,267,205
Sunbelt Hotel Properties II, LLC with Wachovia Bank, secured by the investment in the hotel; term of 10 years and due January 2013; interest at 6.8%	3,829,540	3,891,464	—

	$59,127,899	$51,161,428	$48,946,790

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 3.	Mortgages Payable (Continued)

In connection with the bonds for Sunbelt – CAG, LLC and Sunbelt – RCG, LLC (RCG), the Hotels were required to establish two letters of credit in favor of the Bond Trustee in the amounts of $5,109,491 and $5,073,973, respectively to secure the payment of principal and interest under the bonds. The letters of credit are effective through July 15, 2007 and September 9, 2006, respectively unless earlier terminated or extended under the terms of the Bond Document. In addition, in connection with the bonds for RCG, the Hotels are required to maintain a collateral reserve account equal to 5% of the principal amount of the bonds. Based on borrowings outstanding at December 31, 2004, 2003, and 2002, the Hotels maintained $678,000, $560,000 and $560,000, respectively, which are in compliance with the bond terms.

As of December 31, 2004, three of the properties were under construction, but had not drawn on their construction loans for the following amounts: Sunbelt – CPC, LLC $5,130,000, Sunbelt, IPF, LLC $5,035,000 and Sunbelt Hotels – Florida II, LLC $4,560,000.

Future maturities at December 31, 2004 are as follows:

Years Ending December 31:
2005	$2,188,060
2006	2,323,369
2007	4,788,410
2008	18,207,423
2009	1,873,978
Thereafter	29,746,659

$59,127,899

Interest of $12,138, $14,782 and $0 was capitalized in the years ended December 31, 2004, 2003 and 2002, respectively.

Note 4.	Management Agreements

The Hotels are subject to management agreements, which cover an initial term of 10 years with varying renewal terms. The agreements provide for payment of base management fees, marketing fees, and reservation system fees, which are calculated monthly and range from 4.6% to 6% of gross rental revenues. Management fees of $1,059,571, $884,734 and $749,919, were expensed in 2004, 2003 and 2002, respectively.

Note 5.	Franchise Agreements

Franchise fees totaling $763,400, $523,400 and $473,400 have been paid to Hilton and Marriott International, Inc. as of December 31, 2004, 2003 and 2002, respectively. Amortization expense totaled $35,558, $31,836 and $27,808 for the years ended December 31, 2004, 2003 and 2002, respectively.

Blumberg Acquisition Hotels

Notes To Combined Financial Statements

Note 5.	Franchise Agreements (Continued)

The Hotels are subject to various franchise agreements under which the Hotels agree to use the Franchisor’s trademark, standards of service (cleanliness, management, advertising) and construction quality and design. There are agreements with Hilton (Hampton Inn and Suites and Hilton Garden Inn) and Marriott International, Inc. (Courtyard, Fairfield Inn, Residence Inn and Springhill Suites). The agreements cover an initial term of 20 years with varying renewal terms. The agreement provides for payment of base franchise fees, which are calculated monthly and range from 3% to 8% of gross rental revenues. Franchise fees of $1,976,034, $1,644,808 and $1,384,445 were paid in 2004, 2003 and 2002, respectively.

Note 6.	Commitments

Sunbelt – RCG, LLC, Sunbelt Hotels – Florida II, LLC and Sunbelt Hotel Enterprises, Inc. each lease land under operating leases with terms of 19 to 25 years, options for automatic renewals and a purchase option after the tenth year. Total rent expense was $149,956, $147,660 and $79,560 for 2004, 2003 and 2002, respectively.

The total minimum rental commitment at December 31, 2004 is due as follows:

Years Ending December 31,
2005	$197,033
2006	211,300
2007	211,300
2008	211,300
2009	211,868
Thereafter	2,951,068

$3,993,869

Note 7.	Related Parties

The managing member of the Hotels is also the President of the Manager. Funds loaned to related parties in the amounts of $2,114,610, $1,092,643 and $1,064,307 at December 31, 2004, 2003 and 2002, respectively, represent funding for related entity construction. Amounts of $1,159,393, $1,048,045 and $248,200, at December 31, 2004, 2003, and 2002, respectively, represent amounts received from related parties to fund other related entity construction.

The Hotels also owed the Manager $81,498, $109,220 and $36,229 at December 31, 2004, 2003 and 2002, respectively for the management fees, employee expenses and miscellaneous operating expenses in the normal course of business. All amounts owed were paid in the subsequent year. These amounts are included in the Accounts Payable line item in the accompanying combined financial statements.

Note 8.	Subsequent Event

In June 2005, the Hotels sold the hotel investments to Apple REIT Six, Inc. for a gross purchase price of $139 million. Debt in Blumberg – Dothan Hotel II, LLC, Sunbelt Hotels Enterprises, Inc., Davis Highway Motel, Inc., Sunbelt – FOF, LLC, Sunbelt – Huntsville, LLC, Sunbelt Hotels Properties II, LLC and Sunbelt Hotels – Georgia, LLC with an aggregate principal balance of approximately $34 million, will be assumed by the purchaser.

Blumberg Acquisition Hotels

Combined Balance Sheets (Unaudited)

As of June 30, 2005 and December 31, 2004

	June 30, 2005	December 31, 2004
Assets
Investment in hotels, net of accumulated depreciation of $14,355,855 and $13,048,284 respectively	$57,566,216	$54,060,368
Cash	3,282,848	5,002,821
Accounts receivable	604,619	353,485
Due from affiliates	1,216,396	2,114,610
Prepaid expenses and other assets	2,870,870	3,474,194

Total assets	$65,540,949	$65,005,478

Liabilities And Members’ Equity
Liabilities:
Mortgages payable	$59,746,918	$59,127,899
Due to affiliates	2,521,771	1,159,393
Accounts payable and accrued expenses	2,230,432	1,885,683

Total liabilities	64,499,121	62,172,975
Members’ Equity	1,041,828	2,832,503

Total liabilities and members’ equity	$65,540,949	$65,005,478

See also the audited financial statements included as part of this filing.

Blumberg Acquisition Hotels

Combined Statements Of Income (Unaudited)

Six Months Ended June 30, 2005 and 2004

	2005	2004
Revenues:
Suites	$15,841,703	$12,533,326
Other	524,703	402,929

Total revenues	16,366,406	12,936,255

Expenses:
Operating	3,786,547	3,210,750
Hotel administration	1,401,152	1,128,541
Utilities	575,228	474,591
Repairs and maintenance	694,916	621,843
Management and franchise fees	2,130,822	1,660,041
Taxes, insurance and other	815,107	704,600
Depreciation and amortization	1,393,030	1,244,321

Total expenses	10,796,802	9,044,687

Operating income	5,569,604	3,891,568
Interest income	48,954	—
Interest expense	(1,791,960)	(1,466,738)

Net income	$3,826,598	$2,424,830

See also the audited financial statements included as part of this filing.

Blumberg Acquisition Hotels

Combined Statements Of Cash Flows (Unaudited)

Six Months Ended June 30, 2005 and 2004

	2005	2004
Cash Flows From Operating Activities
Net income	$3,826,598	$2,424,830
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,393,030	1,244,321
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(251,134)	(411,331)
Prepaid expenses and other current assets	517,866	185,293
Increase (decrease) in:
Accounts payable and accrued expenses	344,749	(609,351)

Net cash provided by operating activities	5,831,109	2,833,762

Cash Flows From Investing Activities
Purchase of capital assets, including construction in progress	(4,813,419)	(4,164,250)
Due to/from affiliates	2,260,592	829,504

Net cash used in investing activities	(2,552,827)	(3,334,746)

Cash Flows From Financing Activities
Proceeds from notes payable	1,525,783	—
Principal payments on notes payable	(906,765)	(926,204)
Distributions	(5,617,273)	(1,144,907)

Net cash used in financing activities	(4,998,255)	(2,071,111)

Net decrease in cash	(1,719,973)	(2,572,095)
Cash:
Beginning	5,002,821	6,255,585

Ending	$3,282,848	$3,683,490

See also the audited financial statements included as part of this filing.

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005 (unaudited)

(in thousands)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Six, Inc. (“AR6”) gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Acquisition Date
Blumberg Acquisition (14 Hotels):
Courtyard	Dothan, AL	$8.0	August 11, 2005
Courtyard	Panama City, FL	9.2	Pending
Courtyard	Pensacola, FL	11.3	August 25, 2005
Courtyard	Tuscaloosa, AL	7.6	August 25, 2005
Courtyard	Valdosta, GA	8.3	Pending
Fairfield Inn	Birmingham, AL	2.2	August 25, 2005
Fairfield Inn	Huntsville, AL	5.0	Pending
Fairfield Inn	Orange Park, FL	7.2	Pending
Fairfield Inn	Pensacola, FL	4.9	August 25, 2005
Fairfield Inn	Tuscaloosa, AL	4.0	August 25, 2005
Hampton Inn & Suites	Pensacola, FL	9.3	July 22, 2005
Springhill Suites	Clearwater, FL	6.9	Pending
Springhill Suites	Montgomery, AL	6.8	Pending
Springhill Suites	Savannah, GA	5.4	Pending

	Total	$96.1

This pro forma Balance Sheet also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by an affiliate of Larry Blumberg & Associates, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of AR6 and the historical balance sheets of the hotels.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of June 30, 2005, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with, and are qualified in their entirety by, the historical consolidated balance sheets of the acquired hotels included in this document.

Balance Sheet as of June 30, 2005 (unaudited)

(in thousands)

	Company Historical Balance Sheet	Blumberg Acquisition	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in hotel properties, net	$379,348	$34,732	$98,022	(A)	$477,370
			(34,732	)(B)
Cash and cash equivalents	167,292	2,883	(70,055	)(C),(F)	100,120
Restricted cash-furniture, fixtures and equipment escrow	3,107	—	—		3,107
Other assets	13,781	6,943	(6,943	)(C)	13,781

Total Assets	$563,528	$44,558	$(13,708)		$594,378

LIABILITIES and SHAREHOLDERS’ EQUITY
Liabilities
Mortgage notes payable	$16,450	$36,180	$(5,330	)(D)	$47,300
Accounts payable and accrued expenses	1,322	7,390	(7,390	)(D)	1,322

Total Liabilities	17,772	43,570	(12,720)		48,622
Shareholders’ equity (deficit)	—	988	(988	)(E)	—
Class B Convertible Stock, no par value, authorized 240,000 shares	24	—	—		24
Common stock, no par value, authorized 200,000,000 shares	564,248	—	—		564,248
Distribution greater than net income	(18,516)	—	—		(18,516)

Total Shareholders’ Equity	545,756	988	(988)		545,756

Total Liabilities and Shareholders’ Equity	$563,528	$44,558	$(13,708)		$594,378

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 14 properties, that have been, or will be, purchased after June 30, 2005, consists of the following.

This purchase price allocation is preliminary and subject to change.

	LBA
Purchase price per contract	$96,100
Acquisition fee payable to Apple Suites Realty Group (2%)	1,922

Investment in hotel properties	98,022	(A)
Liabilities assumed	(30,850)

Total purchase price	$67,172	(F)

(B)	Represents elimination of historical net carrying value of real estate under prior owner.

(C)	Represents elimination of assets associated with prior owner.

(D)	Represents elimination of liabilities associated with prior owner.

(E)	Represents elimination of shareholders’ equity associated with the prior owner.

(F)	Represents the reduction of cash and cash equivalents by the amount required to fund the two acquisitions.

Apple REIT Six, Inc.

Pro Forma Condensed Consolidated Statements of Operations (unaudited)

For the year ended December 31, 2004 and the six months ended June 30, 2005

(in thousands)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Six, Inc. (“AR6”) gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Acquisition Date
Springhill Suites	Forth Worth, TX	$13.3	May 28, 2004
Courtyard	Myrtle Beach, SC	9.2	June 8, 2004
Marriott	Redmond, WA	64.0	July 7, 2004
Marriott	Boulder, CO	30.0	May 9, 2005
Stonebridge Portfolio (10 Hotels):
Hilton Garden Inn	Anchorage, AK	18.9	October 12, 2004
Homewood Suites	Anchorage, AK	13.2	October 12, 2004
Hilton Garden Inn	Arcadia, CA	12.0	October 12, 2004
Springhill Suites	Arcadia, CA	8.1	October 12, 2004
Hampton Inn & Suites	Glendale, CO	14.7	October 12, 2004
Hampton Inn	Lakewood, CO	10.6	October 12, 2004
Hilton Garden Inn	Lake Forest, CA	11.4	October 12, 2004
Hampton Inn	Phoenix, AZ	6.7	October 12, 2004
Hampton Inn	Anchorage, AK	11.5	March 14, 2005
Hampton Inn	Foothill Ranch, CA	7.4	April 21, 2005
Blumberg Acquisition (19 Hotels):
Courtyard	Dothan, AL	8.0	August 11, 2005
Courtyard	Panama City, FL	9.2	Pending
Courtyard	Pensacola, FL	11.4	August 25, 2005
Courtyard	Tuscaloosa, AL	7.6	August 25, 2005
Courtyard	Valdosta, GA	8.3	Pending
Courtyard	Albany, GA	8.6	June 24, 2005
Fairfield Inn	Birmingham, AL	2.2	August 25, 2005
Fairfield Inn	Huntsville, AL	5.0	Pending
Fairfield Inn	Orange Park, FL	7.2	Pending
Fairfield Inn	Pensacola, FL	4.9	August 25, 2005
Fairfield Inn	Tuscaloosa, AL	4.0	August 25, 2005
Hampton Inn & Suites	Dothan, AL	8.7	June 24, 2005
Hampton Inn & Suites	Pensacola, FL	9.3	July 22, 2005
Springhill Suites	Clearwater, FL	6.9	Pending
Springhill Suites	Montgomery, AL	6.8	Pending
Springhill Suites	Savannah, GA	5.4	Pending
Residence Inn	Lakeland, FL	9.9	June 24, 2005
Residence Inn	Huntsville, AL	8.3	June 24, 2005
Residence Inn	Columbus, GA	7.9	June 24, 2005
Western Acquisition (6 Hotels):
Springhill Suites	Tempe, AZ	8.1	June 30, 2005
Springhill Suites	Arlington, TX	7.5	June 30, 2005
Town Place Suites	Tempe, AZ	8.1	June 30, 2005
Town Place Suites	Arlington, TX	7.1	June 30, 2005
Town Place Suites	Las Colinas, TX	7.2	June 30, 2005
Residence Inn	Ft. Worth, TX	17.0	May 6, 2005

	Total	$425.6

This pro forma Statement of Operations also assumes all of the hotels had been leased to our wholly owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Marriott International, Inc., Stonebridge Realty Advisors, Inc., Larry Blumberg & Associates, Inc., Western International, Inc., or White Lodging Services Corporation under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of AR6 and the historical Statement of Operations of the hotels.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of AR6 is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of January 1, 2004, nor does it purport to represent the future financial position of AR6.

The unaudited pro forma condensed consolidated statement of operations should be read in conjunction with, and are qualified in their entirety by, the historical consolidated statement of operations of the acquired hotels included in this prospectus.

For the year ended December 31, 2004 (unaudited)

	Company Historical Statement of Operations (A)	Springhill Suites by Marriott Ft. Worth (A)	Courtyard by Marriott Myrtle Beach (A)	Marriott Town Center Redmond (A)	Stonebridge Portfolio (A)	Marriott Boulder (A)	Blumberg Acquisition (A)	Western Acquisition (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Suite revenue	$12,092	$—	$877	$—	$22,495	$5,527	$25,623	$8,692	$—		$75,306
Other operating revenue	2,343	—	73	—	1,293	1,957	833	220	—		6,719

Total revenue	14,435	—	950	—	23,788	7,484	26,456	8,912	—		82,025
Expenses:
Operating expenses	9,247	—	412	—	11,820	3,709	9,226	4,504	—		38,918
General and administrative	1,210	18	83	212	317	179	1,574	1,103	736	(B)	5,432
Management fees	503	—	67	—	1,275	1,074	3,386	346			6,651
Taxes, insurance and other	663	—	64	—	1,174	456	2,169	704	(78	)(H)	5,152
Depreciation of real estate owned	1,881	—	—	—	2,801	533	3,156	887	(382	)(C),(D)	8,876
Interest, net	(328)	—	—	—	3,185	1,226	2,909	1,211	(4,639	)(E)	3,564

Total expenses	13,176	18	626	212	20,572	7,177	22,420	8,755	(4,363)		68,593
Income tax expense	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$1,259	$(18)	$324	$(212)	$3,216	$307	$4,036	$157	$4,363		$13,432

Earnings per common share:
Basic and diluted	$0.10										$0.44

Basic and diluted weighted average common shares outstanding	12,300								18,475	(F)	30,775

For the six months ended June 30, 2005 (unaudited)

	Company Historical Statement of Operations (A)	Stonebridge Portfolio (A)	Marriott Boulder (A)	Blumberg Acquisition (A)	Western Acquisition (A)	Pro forma Adjustments		Total Pro Forma
Revenue:
Suite revenue	$27,674	$936	$1,792	$15,608	$5,822	$—		$51,832
Other operating revenue	3,824	24	567	516	119	—		5,050

Total revenue	31,498	960	2,359	16,124	5,941	—		56,882
Expenses:
Operating expenses	15,840	385	1,224	4,991	2,213	—		24,653
General and administrative	1,356	22	287	1,385	776	204	(B)	4,030
Management fees	1,844	107	220	2,101	250	—		4,522
Taxes, insurance and other	1,523	265	71	796	438	—		3,093
Depreciation of real estate owned	3,345	103	74	1,393	601	436	(C),(D)	5,952
Interest, net	(1,316)	162	328	1,743	798	(179	)(E)	1,536

Total expenses	22,592	1,044	2,204	12,409	5,076	461		43,786
Income tax expense	—	—	—	—	—	—	(G)	—

Net income (loss)	$8,906	$(84)	$155	$3,715	$865	$(461)		$13,096

Earnings per common share:
Basic and diluted	$0.20							$0.29

Basic and diluted weighted average common shares outstanding	44,521							44,521

Notes to Pro Forma Condensed Consolidated Statements of Operations (unaudited):

(A)	Represents results of operations for the hotels acquired on a pro forma basis as if the hotels were owned by the Company at January 1, 2004 and for the respective periods prior to acquisition by the Company in 2004 and 2005. Additionally, 6 properties began operations in 2004 one began operations in 2005, and three were under construction as of June 30, 2005. Therefore, these hotels had limited historical operational activity The properties and their respective opening dates were as follows: Homewood Suites, Anchorage - 03/09/2004, Hilton Garden Inn, Lake Forest - 3/31/2004, Springhill Suites, Ft. Worth - 05/28/2004, Marriott, Redmond - 6/19/2004, Courtyard, Albany - 11/11/2004, Hampton Inn & Suites, Dothan, 12/1/2004, Residence Inn, Ft. Worth - 4/13/05, Hampton Inn & Suites, Pensacola - under construction, Courtyard, Panama City - under construction, and Springhill Suites, Clearwater - under construction.

(B)	Represents the advisory fee of .15% of accumulated capital contributions under the “best efforts” offering for the period of time not owned by the Company plus anticipated legal and accounting fees, and other costs associated with being a public company.

(C)	Represents the elimination of historical depreciation and amortization expense of the acquired properties.

(D)	Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operations. The weighted average lives of the depreciable assets are 39 years for building and 7 years for FF&E. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E)	Represents elimination of interest income on cash used to fund acquisitions as well as interest expense related to prior the owner’s debt, which was not assumed.

(F)	Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel. The calculation assumes all properties were acquired on the later of January 1, 2004 or the date the hotel opened:

(G)	Estimated income tax expense of our wholly owned taxable REIT subsidiary is zero based on the contractual agreements put in place between the Company and our lessee based on a combined rate of 40%. Based on the terms of the lease agreements our taxable subsidiary would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H)	Represents elimination of a non-recurring expense related to prior owner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Six, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, President

September 6, 2005